Exhibit 99.1

Glimpse Group to Complete Corporate Rebrand to Brightline Interactive and Change Nasdaq Ticker to “BTLN”

CEO Tyler Gates Issues “The Brightline Letter” Outlining the Company’s Transformation, Growth Strategy and Vision for SpatialCore in the Emerging Physical AI Market

ASHBURN, Va. — 08/19/2026 —The Glimpse Group, Inc. (Nasdaq: GGRP), today announced that tomorrow it will complete its corporate rebrand to Brightline Interactive and the transition of its Nasdaq ticker symbol from GGRP to BTLN.

The change reflects the Company’s transformation from a portfolio of businesses into a focused technology company centered on Brightline and SpatialCore, its interoperability infrastructure platform for Physical AI.

Since the Company’s new leadership and Board of Directors assumed responsibility on June 1, 2026, Brightline has focused on a series of initiatives intended to simplify the business, accelerate growth and strengthen its position in the emerging Physical AI market. These efforts have included the divestiture of non-core and underperforming subsidiaries, advancement of government and commercial revenue opportunities, development of strategic technology partnerships, and increased engagement with existing and prospective investors.

“BTLN represents the company we are building, a category defining leader in Physical AI” said Tyler H. Gates, President and Chief Executive Officer of Brightline Interactive. “Our focus has been straightforward: simplify the business, advance revenue, build partnerships, improve access to capital and position SpatialCore to scale. We have spent more than a decade working alongside demanding government customers and anticipating the interoperability challenges that are now becoming critical as AI, autonomous systems, robotics and sensors increasingly operate in the physical world. We believe the next several years will represent an extraordinary period of growth for Physical AI, and our intention is for Brightline to become a significant part of the infrastructure that enables that growth.”

Brightline’s strategy is organized around three principal lines of effort: revenue, strategic partnerships and capital formation.

Brightline continues to build upon its longstanding relationships within the U.S. defense and special operations communities while expanding its pipeline across civil federal agencies, state-level government programs and commercial customers. Brightline’s platform architecture is designed so that integrations developed through individual customer engagements can be reused and scaled across additional customers, applications and markets, allowing customer-funded development to contribute to the continued expansion of the SpatialCore platform.

Brightline is also pursuing strategic partnerships with companies operating across autonomy, robotics, sensors, artificial intelligence, communications and other areas of the Physical AI technology stack. Because SpatialCore is intended to operate as an interoperability layer beneath these technologies, Brightline believes companies that might otherwise be viewed as competitors can instead become partners, customers and suppliers within a broader ecosystem.

The Company recently announced a strategic relationship with autonomous drone software company Swarmer as an early example of this partnership model.

“Brightline has spent years working on a challenge that is becoming increasingly important to both national security and the broader technology market: enabling highly capable but disparate systems to understand and operate within the same physical environment,” said Admiral Scott H. Swift, USN (Ret.), Executive Chairman of Brightline Interactive. “What gives me confidence in the opportunity is not simply the technology itself, but Brightline’s understanding of the operational problem. As autonomous and AI-enabled systems proliferate, interoperability and trusted access to real-world information will become increasingly important. I believe Brightline has both the experience and the opportunity to play a meaningful role in solving that challenge at scale.”

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com

The corporate rebrand and ticker transition are intended to provide shareholders, customers, partners and the broader market with greater clarity around that singular strategy.

In connection with today’s announcement, Gates has issued The Brightline Letter, a detailed discussion of the decisions made since June 1, the Company’s revenue and partnership strategy, capital requirements, business model and management’s long-term vision for Brightline and SpatialCore.

READ THE FULL “BRIGHTLINE LETTER” HERE: brightlineinteractive.com/news/the-brightline-letter-august-2026

About Brightline Interactive

Brightline Interactive is building SpatialCore, an interoperability infrastructure platform for Physical AI. SpatialCore is designed to connect real-world data from sensors, autonomous systems, digital twins, geospatial environments and other sources into a shared, AI-ready understanding of the physical world. Brightline works across defense, government and commercial markets to enable people, AI and autonomous systems to operate more effectively together.

For more information, visit www.brightlineinteractive.com.

Cautionary Statement on Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements related to Brightline Interactive’s strategy, market position, product development, partnership activities, and business expansion plans. The words “believe,” “intention,” “strategy,” “design,” “opportunity,” “may,” and “will,” or the negative of these words or other similar terms are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based upon current plans and strategies of Brightline Interactive and reflect their current assessment of the risks and uncertainties related to their business as of the date of this press release. Brightline Interactive assumes no obligation to update any forward-looking statements contained in this press release except as may be required by law. Such statements are subject to known and unknown risks, uncertainties, and assumptions, and actual results could differ materially from those expressed or implied. Factors that may cause actual results to differ materially include, without limitation, market conditions, competitive developments, and the other risks detailed in Brightline Interactive’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Company Contact

William J. Keneally

Chief Financial Officer

william@brightlineinteractive.com

Media Contact:

Brightline@samsonpr.com

Investor Relations:

Monica@blueshirtgroup.com

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com